UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported): September 23, 2005

                            CONSOLIDATED ENERGY INC.
             (Exact name of registrant as specified in its charter)

                Wyoming                   3630                     86-0852222
(State or other jurisdiction of  Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)

                            12508 WEST ATLANTIC BLVD.
                          CORAL SPRINGS, FLORIDA 33071
               (Address of principal executive offices) (zip code)

                                 (954) 575-1471
              (Registrant's telephone number, including area code)

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

     On July 1, 2005, Consolidated Energy, Inc. (the "Company") failed to pay interest as required pursuant the terms of certain 6% senior secured convertible promissory notes (the "6% Notes") executed on February 24, 2005 for an aggregate total face amount of $7,000,000, and thereby caused a default under the terms of the 6% Notes. The holders of the 6% Notes are Gryphon Master Fund, L.P. and GSSF Master Fund, LP, Lonestar Partners, L.P., WS Opportunity International Fund, Ltd., WS Opportunity Fund (QP), L.P., WS Opportunity Fund, L.P., Renaissance US Growth Investment Trust PLC, and BFS US Special Opportunities Trust PLC (all collectively the "6% Note Holders").

     Subsequently, and in order to secure additional financing for continuing operations, on September 23, 2005, the Company executed a promissory note (the "Bridge Note") payable to Cordillera Fund L.P. ("Cordillera") for an aggregate principal amount of up to $1,500,000. On September 23, 2005, the Company received $182,000 total gross proceeds ($170,000 total net proceeds) under the Bridge Note. Further amounts may be advanced to the Company under the Bridge Note until the maturity date, which is the earliest to occur of (a) December 16, 2005, (b) the first business day following the Company's receipt of $2,500,000 or more in proceeds from the issuance or sale of any promissory note, capital stock or other security of any nature, or (c) the occurrence of an event of default. Interest accrues on the outstanding principal amount of the Bridge Note at a rate of 15% per annum, compounded annually, from September 23, 2005 and is payable in cash or shares of common stock at the election of Cordillera. If interest is paid in shares of common stock, then such interest will be considered paid in full upon the Company's issuance and deliver of 882,353 shares of common stock, pro rated if less than the entire $1,500,000 principal amount is advanced to the Company. The Company is required to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issuable under the Bridge Note within 30 days after the holder demands such registration on terms materially the same as the February 24, 2005 Registration Rights Agreement executed by, among other parties, the Company and Cordillera.

     In connection with the Bridge Note, the Company entered into a Consent and Waiver with the 6% Note Holders, whereby the 6% Note Holders consented to the Bridge Note transactions and waived, until resolution of the Bridge Note transactions, the application of any of the provisions of the 6% Notes and related transaction documents. The Company also entered into a Subordination Agreement in connection with the Bridge Note, whereby Cordillera agreed to subordinate the Bridge Note to the prior payment in full in cash of the 6% Notes. In addition, the 6% Note Holders entered into a Bridge Forbearance with the Company whereby the 6% Note Holders agreed to forebear from exercising any of their rights or remedies under the 6% Note and the related securities purchase agreement, security agreement and any other related transaction documents for a period of ten business days.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     See Item 1.01 above.


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Item 9.01 Financial Statements and Exhibits.

(a)      Exhibits.

Exhibit
Number                            Description
--------- ----------------------------------------------------------------------
10.1 Securities Purchase Agreement (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on February 24, 2005)
10.2 Registration Rights Agreement (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on February 24, 2005)
10.3 Form of 6% Note (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on February 24,
          2005)
10.4 Security Agreement (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on February 24,
          2005)
10.5      Promissory Note dated September 23, 2005 issued to Cordillera Fund
          L.P.
10.6      Consent and Waiver dated September 23, 2005
10.7      Bridge Forbearance dated September 23, 2005
10.8      Subordination Agreement entered into as of September 23, 2005





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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CONSOLIDATED ENERGY, INC.


Dated: September 28, 2005                     By:  /s/ David Guthrie
                                              --------------------------------
                                              Name:    David Guthrie
                                              Title:   Chief Executive Officer